UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

                                  August 7, 2002
                Date of Report (Date of earliest event reported)

                            Certified Services, Inc.
               (Exact name of Registrant as specified in charter)

      Nevada                          0-31527                 88-0444079
(State or other jurisdiction      (Commission File          (IRS. Employer
  of incorporation)                   Number)           Identification Number)



          10602 Timberwood Circle, Suite #9, Louisville, Kentucky 40223
             (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (502) 339-4000

Item 6.  Resignation of Registrant's Directors.

          Effective August 7, 2002, pursuant to a Written Consent to Action by the Board of Directors and a Majority of the Stockholders, and in accordance with sections 78.315 and 78.320, respectively, of the Nevada Revised Statutes, the Registrant's Board of Directors was expanded from three to five members. William Kewan and Jud Wagenseller, two of the Registrant's three interim directors, resigned and were replaced with O. Raymond MacCartha, Thomas Cunningham, Anthony R. Russo, and Ivan Dobrin. Scott Zoppoth, the third interim director, was elected as a full term director. Each of the Registrant's directors was elected to serve until the next annual meeting of the Registrant's stockholders or until their respective successors are duly elected.

Item 7(c) Exhibits

            None.


                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    CERTIFIED SERVICES, INC.

Dated:  August 16, 2002

                                                    By: /s/  Anthony R. Russo

                                                    -----------------------
                                                    Name: Anthony R. Russo
                                                    Title:  President, CEO